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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  November 23, 1999
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                          FIRST PLACE FINANCIAL CORP.
                          ---------------------------
            (Exact name of registrant as specified in its charter)

Delaware                                  0-25049                             34-1880130
--------                                  -------                             ----------
(State or other jurisdiction      (Commission File Number)      (IRS Employer Identification #)
     of incorporation)

185 E. Market Street, Warren, OH                                      44482
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including are code   (330) 373-1221
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                                      N/A
                                      ---
         (Former name or former address, if changed since last report)
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Item 5  Other Events

     On November 23, 1999, First Place Financial Corp., a Delaware corporation ("First Place"), and Ravenna Savings Bank, an Ohio corporation ("Ravenna"), announced that the parties had entered into an Agreement and Plan of Merger (the "Agreement"). The Agreement provides for the merger of Ravenna into First Federal Savings and Loan Association of Warren, a wholly owned subsidiary of First Place. As a result of the merger, First Place will exchange 2,033 shares of its common stock for each of the 1,000 outstanding shares of Ravenna Savings Bank stock.

The merger, which will be accounted for as a purchase, is expected to be consummated in the second quarter of 2000, pending approval by Ravenna's shareholders, regulatory approval and other customary conditions of closing. The transaction is expected to be a tax-free reorganization for federal income tax purposes.


Item 7 Financial Statements & Exhibits

     Exhibits 99 - Press Release dated November 23, 1999.

              99.1 -  Definitive Agreement

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        FIRST PLACE FINANCIAL CORP.

Date:  December 7, 1999                 By:  /s/  Steven R. Lewis
       ----------------                      --------------------
                                        Steven R. Lewis,
                                        President and CEO